SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 1999

MERRILL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-14082	41-0946258
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

One Merrill Circle, St. Paul, Minnesota 55108
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (651) 646-4501

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERRILL CORPORATION (Registrant)
Date: November 8, 1999	By:	/s/ KAY A. BARBER Kay A. Barber Vice President of Finance, Chief Financial Officer and Treasurer

Item 5.  Other Events

THIRD QUARTER OUTLOOK

    Estimated operating results for the fiscal quarter ending October 31, 1999 are strong. In addition, net debt was reduced by over $15 million between July 31, 1999 and November 2, 1999. The following table sets forth our revenue and the number of composition pages processed for the two months ended September 30, 1998 and 1999, respectively:

	Two Months Ended September 30,
	1998	1999	Growth
Revenue (in millions)	$70.3	$91.6	30.4%
Composition pages (1)	244,748	294,330	20.3

(1)
Represents number of composition pages processed during the periods indicated for our Financial Document Services business unit.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The following unaudited pro forma consolidated financial data of our company are based on our historical consolidated financial statements adjusted to give effect to the transactions described below and our proposed merger with Viking Merger Sub, Inc., the related merger financing and the application of the proceeds from the merger financing.

    The unaudited pro forma consolidated balance sheet gives effect to the merger, the related merger financing and the application of the proceeds thereof, as if it had occurred on July 31, 1999. The unaudited pro forma consolidated statement of operations for the year ended January 31, 1999 and the six month period ended July 31, 1999 give effect to the following as if each had occurred at the beginning of the period presented:

  (1)
  the merger, the merger financing and the application of the proceeds thereof;

  (2)
  the acquisition of Daniels Printing, Limited Partnership ("Daniels"), which was completed on April 14, 1999;

  (3)
  the acquisition of Alternatives Communications, Inc. ("Alternatives"), which was completed on June 14, 1999;

  (4)
  the elimination of Merrill Training & Technology, Inc.'s historical operating results, as management has effectively shut down Merrill Training & Technology, Inc.'s operations as of the date hereof; and

  (5)
  in the case of the year ended January 31, 1999, the acquisition of Executech, Inc. and an affiliated company, World Wide Scan Services, LLC ("Executech"), which was completed on June 11, 1998.

    The pro forma adjustments are described in the accompanying notes to the financial statements and were applied to the respective historical consolidated financial statements of our company to reflect and account for the merger as a recapitalization consisting of an equity investment by investors, debt financing and the redemption of shares in the merger. As a recapitalization, the historical basis of our assets and liabilities will be carried forward to the surviving company with the aggregate cost of repurchasing our shares accounted for as a reduction of shareholders' equity. Accordingly, the historical basis of our assets and liabilities has not been impacted by the merger.

    The unaudited pro forma consolidated financial data are based upon estimates, available information and certain assumptions that management believes are reasonable under the circumstances and may be revised as additional information becomes available. The unaudited pro forma consolidated financial data should be read in conjunction with our historical financial statements, including the notes thereto, our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information appearing in our 1999 Annual Report and in our Form 10-Q for the quarter ended July 31, 1999. The unaudited pro forma consolidated financial data do not purport to represent what our actual results or financial position would have been if the merger and the other transactions described above had actually occurred on the dates indicated and are not necessarily representative of our results for any future period.

MERRILL CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

	As of July 31, 1999
	Historical	Merger Adjustments		Pro Forma
	(dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$11,001	$(11,001	)(1)	$—
Trade receivables, net	145,796	—		145,796
Work-in-process inventories	16,848	—		16,848
Other inventories	8,785	—		8,785
Other current assets	15,369	11,489	(2)	26,858

Total current assets	197,799	488		198,287
Property, plant and equipment, net	58,122	—		58,122
Goodwill, net	78,296	—		78,296
Other assets	12,944	10,238	(3)	31,808
		9,020	(1)
		(394	)(4)

Total assets	$347,161	$19,352		$366,513

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities
Notes payable to banks	$68,000	$(68,000	)(1)	$—
Current maturities of long-term debt	960	(210	)(1)	750
Current maturities of capital lease obligations	204	—		204
Accounts payable	35,600	—		35,600
Accrued expenses	37,993	(835	)(1)	37,158

Total current liabilities	142,757	(69,045)		73,712
Revolving credit facility	—	20,559	(1)	20,559
Term loans	—	205,000	(1)	205,000
Notes	—	150,000	(1)	150,000
Long term debt, net of current maturities	38,110	(38,110	)(1)	—
Capital lease obligations, net of current maturities	1,292	—		1,292
Other liabilities	10,266	—		10,266

Total liabilities	192,425	268,404		460,829

Preferred stock	—	35,265	(1)	35,265
Shareholders' equity (deficit)	154,736	(284,317	)(5)	(129,581)

Total liabilities and shareholders' equity (deficit)	$347,161	$19,352		$366,513

MERRILL CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(1)
Sets forth the estimated sources and uses of funds for the merger and the related financings:
(dollars in thousands)
Sources:
Existing cash	$11,001
Revolving credit facility (a)	20,559
Term loans	205,000
Notes	150,000
Preferred stock and warrants (b)	40,000
Management rollover (c)	21,540
Common stock purchased by DLJMB funds	70,683

Total Sources	$518,783

Uses:
Cash purchase of outstanding shares and options	$359,236
Management rollover	21,540
Repayment of existing debt	106,320
Fees and expenses	23,888
Funding of other obligations (d)	7,799

Total Uses	$518,783

  (a)
  Net debt was reduced by over $15 million between July 31, 1999 and November 2, 1999. Borrowings under the revolving credit facility will be reduced by reductions in net debt at closing.

  (b)
  In connection with the merger, certain affiliates of DLJMB and institutional investors will purchase preferred stock and warrants for total consideration of $40.0 million. For accounting purposes, a $4.7 million value has been ascribed to the warrants and has been classified as a component of shareholders' equity.

  (c)
  Messrs. Castro and Atterbury will invest, through the retention of existing shares, $21.5 million of common equity for an approximately 23.4% equity interest in our company.

  (d)
  Reflects the funding of deferred compensation plans and accrued interest net of repayments of $2.1 million from employee loans.

(2)
Reflects tax benefit of expense adjustments at the statutory tax rate of 38.9% as shown below:
		(dollars in thousands)
Option cash proceeds		$25,740
Non-capitalized transaction fees and expenses	13,650
Less: estimated non-deductible portion	(10,250)

Deductible non-capitalized transaction fees and expenses		3,400
Write-off of existing deferred debt issuance costs		394

Total deductible expenses		29,534
Statutory tax rate		38.9%

Tax benefit		$11,489

(3)
Represents the portion of estimated transaction fees and expenses attributable to the new credit facility and the notes.

(4)
Reflects the write-off of existing deferred debt issuance costs.

(5)
Represents the change in shareholders' equity (deficit) as a result of the merger, including the merger financing and the application of the proceeds:

(dollars in thousands)
Cash to purchase shares (a)	$(333,496)
Option cash proceeds (b)	(25,740)
Non-capitalized transaction fees and expenses (c)	(13,650)
Write-off of existing deferred debt issuance costs	(394)
Common stock purchased by DLJMB funds	70,683
Value ascribed to warrants	4,735
Receivable related to management loans	2,056
Tax benefit of expense adjustments	11,489

Total change in stockholders' equity (deficit)	$(284,317)

  (a)
  Based on the purchase of 15,158,929 shares at $22.00 per share.

  (b)
  Based on the purchase of 3,021,118 options at an average purchase price of $8.52 (the difference between $22.00 and $13.48, the average exercise price of the options).

  (c)
  Represents all non-capitalized transaction fees and expenses, including estimated legal, accounting, advisory and consulting fees of $10.3 million, $1.9 million of bridge finance commitment fees and estimated debt prepayment fees of $1.5 million. The tax benefit of these expenses is included seperately in the table above.

MERRILL CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

for the year ended January 31, 1999

			Acquisitions
	Company Historical					Net Acqusition Adjustments		Superstar Computing	Merger Adjustments
			Daniels	Executech	Alternatives						Pro Forma
	(dollars in thousands)
Revenue	$509,543		$66,159	$2,367	$20,879	$—		$(1,524)	$—		$597,424
Cost of revenue	330,632		49,081	1,122	15,802	569	(1)	(1,227)	—		394,854
						(1,125	)(2)

Gross profit	178,911		17,078	1,245	5,077	556		(297)	—		202,570
Selling, general and administrative expenses	127,705		13,670	713	4,671	1,453	(3)	(2,839)	(667	)(4)	142,961
						(1,981	)(2)		236	(5)

Operating income	51,206		3,408	532	406	1,084		2,542	431		59,609
Interest expense	3,961		1,281	—	270	—		—	35,996	(6)	41,508
Other (income) expense, net	(426)		75	(1)	—	—		—	—		(352)

Income (loss) before provision for income taxes	47,671		2,052	533	136	1,084		2,542	(35,565)		18,453
Provision for (benefit from) income taxes	21,214		—	—	—	—		—	(11,528	)(7)	9,686

Income (loss) from continuing operations	26,457		2,052	533	136	1,084		2,542	(24,037)		8,767
Preferred stock dividends	—		—	—	—	—		—	6,052	(8)	6,052

Income (loss) from continuing operations available to common	$26,457		$2,052	$533	$136	$1,084		$2,542	$(30,089)		$2,715

Other Data:
EBITDA (9)	$71,069		$5,734	$550	$443	$3,106		$677	$367		$81,946
Adjusted EBITDA (9)	—										85,064
Depreciation and amortization of intangibles	19,863		2,326	18	37	2,022		(1,865)	(64)		22,337
Capital expenditures	16,479		985	267	342	—		—	—		18,073
Cash interest expense	3,961										40,232
Ratio of earnings to fixed charges	7.8	x									1.4	x

MERRILL CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

for the six month period ended July 31, 1999

			Acquisitions
	Company Historical				Net Acquisition Adjustments		Superstar Computing	Merger Adjustments
			Daniels	Alternatives						Pro Forma
	(dollars in thousands)
Revenue	$298,073		$15,725	$6,837	$—		$(292)	$—		$320,343
Cost of revenue	193,962		10,622	4,954	116	(1)	(178)			208,863
					(613	)(2)		—

Gross profit	104,111		5,103	1,883	497		(114)	—		111,480
Selling, general and administrative expenses	76,009		2,814	2,295	326	(3)	(226)	(425	)(4)	80,064
					(852	)(2)		123	(5)
Merger costs	1,130		—	—	—		—	(1,130)		—

Operating income	26,972		2,289	(412)	1,023		112	1,432		31,416
Interest expense	3,167		231	63				17,299	(6)	20,760
Other expense, net	596		37	—	—		—	—		633

Income (loss) before provision for income taxes	23,209		2,021	(475)	1,023		112	(15,867)		10,023
Provision for (benefit from) income taxes	10,467		—	—	—		—	(5,006	)(7)	5,461

Income (loss) from continuing operations	12,742		2,021	(475)	1,023		112	(10,861)		4,562
Preferred stock dividends	—		—	—	—		—	2,925	(8)	2,925

Income (loss) from continuing operations available to common	$12,742		$2,021	$(475)	$1,023		$112	$(13,786)		$1,637

Other Data:
EBITDA (9)	$39,189		$2,694	$(382)	$1,465		$100	$275		$43,341
Adjusted EBITDA (9)	—									44,223
Depreciation and amortization of intangibles	11,087		405	30	442		(12)	(27)		11,925
Capital expenditures	5,125		37	93	—		—	—		5,255
Cash interest expense	3,167									20,122
Ratio of earnings to fixed charges	5.9	x								1.4	x

MERRILL CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(1)
Reflects additional depreciation and amortization expense resulting from fair value adjustments to property, plant and equipment attributable to the Daniels and Executech acquisitions.

(2)
Reflects the elimination of historical operating costs in conjunction with the Daniels and Alternatives acquisitions.

	Year Ended January 31, 1999			Six Months Ended July 31, 1999
	Daniels	Alternatives	Total	Daniels	Alternatives	Total
	(dollars in thousands)
Contractual executive compensation	$867	$626	$1,493	$442	$202	$644
Services and facilities (a)	713	—	713	371	—	371
Reduced employee compensation and benefits	900	—	900	450	—	450

	$2,480	$626	$3,106	$1,263	$202	$1,465

  (a)
  Includes contractual reduction in purchasing costs and the elimination of redundant facilities and services.

(3)
Reflects the amortization of goodwill on a straight line basis.

	Year Ended January 31, 1999
	Daniels	Executech	Alternatives	Total
	(dollars in thousands)
Goodwill	$23,300	$2,682	$3,313
Amortization period in years	20	15	15
Annual goodwill amortization	$1,165	$179	$221
Months to include in pro forma	12	4.5	12
Incremental pro forma amortization	$1,165	$67	$221	$1,453

	Six Months Ended July 31, 1999
	Daniels	Alternatives	Total
	(dollars in thousands)
Goodwill	$23,300	$3,313
Amortization period in years	20	15
Annual goodwill amortization	$1,165	$221
Months to include in pro forma	2.5	4.5
Incremental pro forma amortization	$243	$83	$326

(4)
Reflects the elimination of public company expenses associated with conducting an annual meeting, producing and distributing annual reports and quarterly shareholder letters and board expenses.

(5)
Reflects retainer fees for investment banking services provided by DLJ Securities Corporation of $300,000 annually and the elimination of historical deferred financing costs of $64,000 for the year ended January 31, 1999 and $27,000 for the six months ended July 31, 1999.

(6)
Reflects the additional interest expense attributable to the merger financing.

	Year Ended January 31, 1999	Six Months Ended July 31, 1999
	(dollars in thousands)
Increase in interest expense
Revolving credit facility (a)	$1,893	$947
Term loan A (a)	5,987	2,993
Term loan B (b)	13,944	6,972
Notes (c)	18,000	9,000
Commitment fees on undrawn revolving credit facility	147	74
Amortization of deferred financing costs	1,276	638

Total	41,247	20,624
Elimination of historical interest expense associated with repaid indebtedness	(5,251)	(3,325)

Net increase in interest expense	$35,996	$17,299

  (a)
  Interest expense was calculated at an assumed interest rate of 9.21%.

  (b)
  Interest expense was calculated at an assumed interest rate of 9.96%.

  (c)
  Interest expense was calculated at an assumed interest rate of 12.00%.

   A one-eighth of one percent change in interest rates would impact interest expense for borrowings under the revolving credit facility and the term loans A and B, collectively, in the amount of approximately $282,000 for the year ended January 31, 1999 and $141,000 for the six months ended July 31, 1999.

(7)
Reflects the income tax effect of all pro forma entries at the statutory tax rates.

(8)
Reflects dividends on preferred stock issued in the merger ($40.0 million liquidation preference multiplied by a 14% compounded quarterly dividend rate). For accounting purposes, a $4.7 million value has been ascribed to the warrants and has been classified as a component of shareholders' equity. The warrant value shall be amortized over 12 years. The amortization for the year ended January 31, 1999 would have been $151,000 and for the six months ended July 31, 1999 would have been $76,000.

(9)
"EBITDA" is earnings before interest, taxation, depreciation and amortization and non-recurring merger costs ($1.1 million in the six months ended July 31, 1999). EBITDA is a key financial measure but should not be construed as an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles). We believe that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures. However, our method of computation may not be comparable to similarly titled measures of other companies.

    The following table sets forth a reconciliation of Pro Forma EBITDA to Adjusted EBITDA.

	Year Ended January 31, 1999	Six Months Ended July 31, 1999
	(dollars in thousands)
Pro Forma EBITDA	$81,946	$43,341
Severance and outplacement costs (a)	896	—
Acquisition costs (b)	158	17
Non-cash compensation (c)	96	—
Expected cost savings (d)	1,968	700
Non-recurring legal and employment costs	—	165

Adjusted EBITDA	$85,064	$44,223

  (a)
  Represents non-recurring severance and outplacement costs related primarily to implementation of work force reductions.
  (b)
  Represents costs incurred for investigating potential acquistion targets.
  (c)
  Represents non-cash compensation to a former shareholder in the form of forgiveness of debt owed to Daniels.
  (d)
  Represents expected cost savings associated with the use of printing capacity acquired through the Daniels acquisition to print projects formerly vended to third-party local printers.